UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008 (July 22, 2008)

Theater Xtreme Entertainment Group, Inc.

______________________________________________

(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suite E, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On July 22, 2008, we issued (i) 2,369,076 shares of our common stock to three accredited persons in exchange for their professional legal services. The shares were valued at $0.08 per share for an aggregate amount of approximately $189,526; and (ii) 2,500,000 shares of our common stock to one accredited person in exchange for management consulting services. The shares were valued at $0.08 per share for an aggregate amount of approximately $200,000. These persons were the only offerees in connection with these transactions. We relied on Section 4(2) of the Securities Act since the transaction did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

July 23, 2008	By:	/s/ Robert Oberosler
	Name:	Robert Oberosler
	Title:	Chief Executive Officer